UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2012

KSW, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27290	11-3191686
(Commission File Number)	(IRS Employer Identification No.)

37-16 23rd Street
Long Island City, New York	11101
(Address of Principal Executive Offices)	(Zip Code)

(718) 361-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held at 2:00 PM on May 9, 2011 in Queens, New York, for the purpose of (i) electing one Class II Director to serve until the annual meeting of stockholders in the year 2015; (ii) ratifying the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012; and (iii) considering a shareholder proposal described in the Company’s Proxy Statement dated March 30, 2012.  Proxies were solicited from holders of 6,366,625 outstanding shares of Common Stock as of the close of business on March 30, 2012, as described in the Proxy Statement.  At the Annual Meeting, Edward T. LaGrassa was re-elected as the Class II Director, the appointment of BDO USA, LLP was ratified, and the shareholder proposal was not approved by the following votes:

(1)	To elect one Class II Director to serve until the annual meeting of stockholders in the year 2015:

Nominee	For	Withheld	Non-Votes
Edward T. LaGrassa	2,541,724	242,565	2,320,465

(2)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain	Non-Votes
5,022,520	81,420	814	0

(3)	Shareholder proposal to amend the Amended and Restated Bylaws of the Company to add a new Bylaw that would allow a shareholder, or group of shareholders, beneficially owning 2% or more of the Company’s common stock continuously for at least one year to nominate one candidate for the election to the Company’s Board of Directors at the meeting of stockholders.

For	Against	Abstain	Non-Votes
584,636	2,198,638	1,015	2,320,465

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSW, INC.

By:	/s/ James F. Oliviero
Name:	James F. Oliviero
Title:	General Counsel

Date: May 18, 2012